UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 17, 2006

CABLEVISION SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

CSC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 11-2776686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (516) 803-2300

N/A

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

        On October 17, 2006, the Special Transaction Committee of the Board of Directors of Cablevision Systems Corporation, which was formed to evaluate and act on the proposal of the Dolan Family Group to acquire the outstanding publicly-held shares of common stock of Cablevision Systems Corporation, retained Lehman Brothers Inc. and Morgan Stanley as financial advisors to assist in considering the proposal.

         There can be no assurance that any agreement on financial and other terms satisfactory to the Special Transaction Committee will result from the Committee's evaluation or negotiation of the proposal or that any corporate transaction recommended by the Special Transaction Committee will be completed.

         The Special Transaction Committee previously retained the law firm Willkie Farr & Gallagher LLP as its legal advisor.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)
By:	/s/ Michael P. Huseby

	Name: Title:	Michael P. Huseby Executive Vice President and Chief Financial Officer

Dated:  October 18, 2006

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, INC. (Registrant)
By:	/s/ Michael P. Huseby

	Name: Title:	Michael P. Huseby Executive Vice President and Chief Financial Officer

Dated:  October 18, 2006

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